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                                                                    EXHIBIT 11.1

                            LASER POWER CORPORATION

                  STATEMENT RE: COMPUTATION OF PER SHARE DATA
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       Fiscal Years Ended August 31,        Three Months Ended
                                                    ----------------------------------------------------------
                                                      1995            1996           1997     NOV-96    DEC-97
                                                    ----------------------------------------------------------
Net income (loss)                                   $(2,269)        $(1,231)        $  754   $  129     $ (809)
                                                    ==========================================================
Average common shares outstanding                     2,994           3,000          3,600    3,000      6,101

Effect of assumed conversion of preferred
stock from date of issuance                             531           1,010            951    1,193         --
                                                    ----------------------------------------------------------
Shares used in Basic computations                     3,525           4,011          4,551    4,193      6,101
                                                    ==========================================================
Earnings (loss) per share -- Basic                  $ (0.64)        $ (0.31)        $ 0.17   $ 0.03     $(0.13)
                                                    ==========================================================
Net effect of dilutive common share equivalents
based on the treasury stock method (using
average market price as the buyback price)               --              --            578      451         --
                                                    ----------------------------------------------------------
Shares used in Diluted computations                   3,525           4,011          5,129    4,644      6,101
                                                    ==========================================================
Earnings (loss) per share -- Diluted                $ (0.64)        $ (0.31)        $ 0.15   $ 0.03     $(0.13)
                                                    ==========================================================


           STATEMENT RE: COMPUTATION OF PER SHARE DATA, UNDER APB 15
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 Fiscal Years Ended August 31,
                                            ------------------------------------
                                              1995          1996         1997
                                            ------------------------------------
Net income (loss)                           $(2,269)      $(1,231)       $  754
                                            ===================================
Average common shares outstanding             2,994         3,000         3,654

Net effect of dilutive common share
equivalents based on the treasury stock
method (using the ending market price as
the buyback price)                               --            --           439

Adjustments to reflect requirement of
the Securities and Exchange Commission
(Effect of SAB 83)                              331           331           248

Effect of assumed conversion of
preferred stock from date of issuance           531           979           802
                                            -----------------------------------

Shares used in per share computations         3,856         4,310         5,143
                                            ===================================

Net earnings (loss) per share                $(0.58)       $(0.28)       $ 0.15
                                            ===================================

Note: SAB 83 shares include common stock, preferred stock, and common stock options that were issued within the twelve month period preceding the initial filing for the Company's public offering. Under SFAS No. 128, these shares are not shown as SAB 83 shares, but are included within average common shares outstanding, the conversion of preferred stock, or in the dilutive share equivalents, as appropriate.